UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): April 27, 2023 (April 27, 2023)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on February 17, 2023, National Health Investors, Inc. (the "Company") adopted amended and restated bylaws ("New Bylaws") in connection with the Securities and Exchange Commission rules regarding universal proxy cards and a periodic review of its prior bylaws. Following the adoption of the New Bylaws, the Company has been involved in conversations with its stockholders. Following these discussions and in response to stockholder concerns, on April 27, 2023, the Board unanimously approved an amendment No. 1 to the New Bylaws ("Amendment No. 1"). Amendment No. 1 revised section 1.03 to remove the provision requiring that stockholders that demand a special meeting of stockholders be called are required to pay the Company the reasonably estimated costs of preparing and mailing a notice with respect to the proposed meeting. The full text of the Amendment No. 1 is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
3.1	Amendment No. 1 to Amended and Restated Bylaws dated April 27, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    April 27, 2023